12-16-02 TAUBMAN CENTERS STATEMENT

"SIMON IS WAGING A CAMPAIGN TO NOWHERE WHILE WASTING VALUABLE CORPORATE ASSETS OF BOTH COMPANIES. IT CANNOT BE CLEARER - TWO-THIRDS OF TAUBMAN CENTERS OUTSTANDING SHARES MUST APPROVE ANY SALE TRANSACTION OR AMENDMENT TO THE CORPORATE CHARTER. CURRENTLY, THE OWNERS OF OVER ONE-THIRD OF THE OUTSTANDING TAUBMAN CENTERS SHARES HAVE PUBLICLY ANNOUNCED THEIR OPPOSITION TO SIMON'S HOSTILE OFFER.

TODAY, TAUBMAN CENTERS FILED A MOTION IN THE U.S. DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN TO DISMISS SIMON'S CLAIM THAT THE TAUBMAN FAMILY'S RECEIPT OF ORIGINAL-ISSUE SHARES OF PREFERRED STOCK IN 1998 WAS A "CONTROL SHARE ACQUISITION" UNDER THE MICHIGAN CONTROL SHARE ACQUISITIONS ACT, AND TO DISMISS SIMON'S DEMAND THAT THE COURT, FOUR YEARS LATER, STRIP THE PREFERRED STOCKHOLDERS OF THEIR VOTING RIGHTS TO MAKE THE SIMON TAKEOVER ATTEMPT POSSIBLE."

                                      # # #

Taubman Centers, Inc. (the "Company") intends to file with the SEC a preliminary proxy statement and other relevant documents concerning its opposition to the attempt by Simon Property Group, Inc. ("Simon") to call a special meeting of the Company's shareholders (the "Simon Special Meeting") and the Simon tender offer for the Company's common stock (the "Simon Tender Offer"). The Company also plans to file a definitive proxy statement and other relevant documents concerning these matters. WE URGE INVESTORS TO READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT (WHEN THEY IT BECOMES AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors can obtain these documents once they are filed with the SEC free of charge at the SEC's web site (WWW.SEC.GOV) or by contacting Investor Relations, Taubman Centers, Inc., 200 East Long Lake Road, Suite 300, P.O. Box 200, Bloomfield Hills, Michigan 48303; telephone (248) 258-6800.

The Company and its directors, executive officers and certain of its employees may be considered "participants" in the solicitation of proxies from the Company's stockholders in connection with the Simon Special Meeting and the Simon Tender Offer. Information regarding such persons and a description of their interests in the Company and in the transaction are contained in the Company's proxy statement for its 2002 Annual Meeting of Stockholders dated April 12, 2002 and in the Company's Annual Reports on Form 10-K filed with the SEC.